Exhibit 21
                               THERMO SENTRON INC.

                         Subsidiaries of the Registrant

      As of February 22, 2000, Thermo Sentron Inc. owned the following companies:


                                NAME                                       STATE OR           PERCENT OF
                                                                        JURISDICTION OF       OWNERSHIP
                                                                         INCORPORATION
-----------------------------------------------------------------------------------------------------------

Allen Coding Systems Limited                                                England              100
  Allen Coding Corporation                                                 Delaware              100
Goring Kerr Limited                                                         England              100
  Best Checkweighers Limited                                                England              100
  Intertest (UK) Limited                                                    England              100
Goring Kerr Detection Limited                                               England              100
  Goring Kerr (NZ) Limited                                                New Zealand            100
  Graseby Product Monitoring GmbH                                           Germany              100
Goring Kerr Inc.                                                           New York              100
Ramsey France S.A.R.L.                                                      France               100
Ramsey Ingenieros S.A.                                                       Spain               100
Ramsey Italia S.R.L.                                                         Italy               100
  Tecno Europa Elettromeccanica S.R.L.                                       Italy               100
Ramsey Technology Inc.                                                   Massachusetts           100
  Xuzhou Ramsey Technology Development Co., Limited                          China               50*
Thermo Sentron Australia Pty. Ltd.                                         Australia             100
Thermo Sentron B.V.                                                       Netherlands            100
Thermo Sentron Canada Inc.                                                  Canada               100
Thermo Sentron GmbH                                                         Germany              100
Thermo Sentron Limited                                                      England              100
  Hitech Electrocontrols Limited                                            England              100
    Hitech Licenses Ltd.                                                    England              100
    Hitech Metal Detectors Ltd.                                             England              100
  Westerland Engineering Ltd.                                               England              100
Thermo Sentron SEC Corporation                                           Massachusetts           100
Thermo Sentron (South Africa) Pty. Ltd.                                  South Africa            100

*Joint Venture/Partnership